Exhibit 99.1

Financial Statements of

BEANSTREAM INTERNET COMMERCE INC.

Year ended December 31, 2006 and 2005
(Canadian dollars)

KPMG LLP
Chartered Accountants	Telephone	(250) 480-3500
St. Andrew’s Square I	Fax	(250) 480-3539
800-730 View Street	Internet	www.kpmg.ca
Victoria BC V8W 3Y7
Canada

Independent Auditors’ Report

The Board of Directors

Beanstream Internet Commerce Inc.:

We have audited the accompanying balance sheets of Beanstream Internet Commerce Inc. as of December 31, 2006 and 2005, and the related statements of earnings and retained earnings and cash flows for the years then ended. These financial statements are the responsibility of the Company’s management.  Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America.  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting.  Accordingly, we express no such opinion.   An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Beanstream Internet Commerce Inc. as of December 31, 2006 and 2005, and the results of its operations and its cash flows for the years then ended in conformity with Canadian generally accepted accounting principles.

/s/ KPMG LLP
Chartered Accountants
Victoria, Canada
February 23, 2007, except as to Note 12 which is as of September 17, 2007

BEANSTREAM INTERNET COMMERCE INC.
Balance Sheets

December 31, 2006 and 2005

	2006	2005

Assets
Current assets
Cash and cash equivalents	$3,857,877	$2,106,661
Short-term investments	3,407,305	1,743,483
Trade receivables	273,825	425,130
Prepaid expenses and deposits	38,721	2,600
Future income taxes	13,163	-
	7,590,891	4,277,874

Property and equipment (note 2)	78,732	46,780
Restricted cash (note 3)	157,700	157,700

	$7,827,323	$4,482,354

Liabilities and Shareholders’ Equity
Current liabilities
Accounts payable and accrued liabilities	$476,541	$280,710
Funds due to merchants (note 4)	3,376,269	2,014,622
Income taxes payable	551,969	57,650
Deferred revenue	84,381	100,575
Future income taxes	-	158
	4,489,160	2,453,715

Shareholders’ equity
Share capital (note 5)	1,797,860	1,137,953
Other paid in capital (note 6)	175,900	686,157
Retained earnings	1,364,403	204,529
	3,338,163	2,028,639
Commitments (note 11)

Subsequent event (note 12)
	$7,827,323	$4,482,354

See accompanying notes to financial statements.

On behalf of the Board:

Director
Director

BEANSTREAM INTERNET COMMERCE INC.
Statements of Earnings and Retained Earnings

Years ended December 31, 2006 and 2005

	2006	2005

Revenue:
Transaction fees	$3,734,058	$1,876,126
Set up fees	149,126	133,875
Monthly fees	755,990	722,960
Other revenue	156,191	154,590
Support and maintenance	-	300,000
	4,795,365	3,187,551
Cost of revenue	2,145,400	1,333,463
	2,649,965	1,854,088

Expenses:
Professionsl fees	56,103	96,831
Amortization of property and equipment	36,493	27,728
Salaries and benefits (note 10)	884,843	705,321
Office and administration	136,402	119,334
	1,113,841	949,214

Earnings before the undernoted	1,536,124	904,874

Other income (loss):
Loss on disposal of property and equipment	(546)	-
Interest income	231,486	67,430
Foreign exchange gain (loss)	(20,670)	51,995
	210,270	119,425

Earnings before income taxes	1,746,394	1,024,299

Income taxes:
Current	599,841	179,442
Future	(13,321)	134,320
	586,520	313,762

Net earnings	1,159,874	710,537

Retained earnings (deficit), beginning of year	204,529	(506,008)

Retained earnings, end of year	$1,364,403	$204,529

See accompanying notes to financial statements.

BEANSTREAM INTERNET COMMERCE INC.
Statements of Cash Flows

Years ended December 31, 2006 and 2005

	2006	2005

Cash provided by (used in):

Operations:
Net earnings	$1,159,874	$710,537
Items not involving cash:
Amortization of property and equipment	36,493	27,728
Loss on disposal of property and equipment	546	-
Future income taxes	(13,321)	134,320
Stock-based compensation	149,650	26,250
	1,333,242	898,835

Changes in non-cash operating working capital:
Decrease (increase) in trade receivables	151,305	(281,050)
Decrease in income taxes receivable	-	120,985
Decrease (increase) in prepaid expenses and deposits	(36,121)	68
Increase in accounts payable and accrued liabilities	195,831	131,910
Increase in funds due to merchants	1,361,647	529,963
Increase in income taxes payable	494,319	57,650
Increase (decrease) in deferred revenue	(16,194)	15,934
	3,484,029	1,474,295

Financing:
Share capital proceeds	-	70,964

Investing:
Increase in short-term investments	(1,663,822)	(882,403)
Purchase of property and equipment	(68,991)	(20,723)
	(1,732,813)	(903,126)

Increase in cash and cash equivalents	1,751,216	642,133

Cash and cash equivalents, beginning of year	2,106,661	1,464,528

Cash and cash equivalents, end of year	$3,857,877	$2,106,661

Supplemental cash flow information:
Income taxes paid	$105,522	$-
Non-cash financing and investing activities:
Special warrant conversion	659,907	100,000

See accompanying notes to financial statements.

BEANSTREAM INTERNET COMMERCE INC.

Notes to Financial Statements

Years ended December 31, 2006 and 2005

Beanstream Internet Commerce Inc. (the "Company") is incorporated under the laws of British Columbia.  The Company is in the business of providing authentication and electronic payment processing solutions.

1.	Significant accounting policies:

These financial statements have been prepared in accordance with Canadian generally accepted accounting principles ("GAAP") and are expressed in Canadian dollars.  The following is a summary of the significant accounting policies used in the preparation of the financial statements.

(a)	Revenue recognition:

Revenues from payment processing transaction services are derived from the Company's credit card processing services, gateway fees and set-up fees.  Transaction fees are based on a fee per credit card processing transaction and are recognized in the period in which the transaction occurs.  Gateway fees are monthly subscription fees charged to merchant customers for the use of the payment gateway.  These monthly fees are recognized in the period in which the service is provided.  Set-up fees represent one-time charges for initiating the Company's payment processing services.  Although these fees are generally paid to the Company at the commencement of the agreement, they are recognized ratably over the estimated average life of the merchant relationship, which is determined through a series of analyses of active and deactivated merchants.  Commissions paid to outside sales partners are recorded in cost of revenue in the Company's statement of earnings and retained earnings.
Revenues from consulting and services contracts are generally recognized as the services are performed.

(b)	Income taxes:

Income taxes are accounted for under the asset and liability method whereby future tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases.  Future tax assets and liabilities are measured using enacted or substantively enacted tax rates expected to apply when the asset is realized or the liability settled.  The effect on future tax assets and liabilities of a change in tax rates is recognized in income in the period that substantive enactment or enactment occurs.

(c)	Investment tax credits:

Certain of the Company's software development activities qualify for investment tax credits ("ITCs").  These ITCs are accounted for as a reduction in the cost of the related expenditure when there is reasonable assurance that such credits will be utilized.  ITCs are available to reduce income taxes payable and may be refundable under certain circumstances.

BEANSTREAM INTERNET COMMERCE INC.

Notes to Financial Statements

Years ended December 31, 2006 and 2005

1.	Significant accounting policies (continued):

(d)	Cash and cash equivalents:

Cash and cash equivalents consist of cash, short-term investments with original maturity dates of less than 90 days.

(e)	Short-term investments:

Short-term investments consist of guaranteed investment certificates maturing in one year or less.  These investments are carried at amortized cost, which approximates fair value.

(f)	Property and equipment:

Property and equipment is recorded at cost.  Amortization is calculated on a diminishing balance basis except for leasehold improvements.  Amortization rates used are as follows:

Asset	Basis	Rate

Office equipment	Declining balance	20%
Computer hardware	Declining balance	30%
Computer software	Declining balance	100%
Leasehold improvements	Straight-line	Term of the lease

The Company assesses the carrying amount of long-lived assets initially based on the net recoverable amounts determined on an undiscounted cash flow basis.  If the carrying amount of an asset exceeds its net recoverable amount, an impairment loss is recognized to the extent that fair value is below the asset’s carrying amount.

(g)	Stock-based compensation:

The Company has a stock-based compensation plan, which is described in note 7.  The Company accounts for all stock-based payments and awards to employees and non-employees using the fair value based method. Under the fair value based method, stock-based payments to non-employees are measured at the fair value of the consideration received, or the fair value of the equity instruments issued, or liabilities incurred, whichever is more reliably measurable. The fair value of stock-based payments to non-employees is periodically re-measured until counterparty performance is complete, and any change therein is recognized over the period and in the same manner as if the Company had paid cash instead of paying with or using equity instruments.  The cost of stock-based payments to non-employees that are fully vested and non-forfeitable at the grant date is measured and recognized at that date.

BEANSTREAM INTERNET COMMERCE INC.

Notes to Financial Statements

Year ended December 31, 2006

1.	Significant accounting policies (continued):

(g)	Stock-based compensation (continued):

Under the fair value based method, compensation cost attributable to awards to employees is measured at fair value at the grant date and recognized over the vesting period.  Compensation cost attributable to awards to employees that call for settlement in cash or other assets is measured at intrinsic value and recognized over the vesting period.  Changes in intrinsic value between the grant date and the measurement date result in a change in the measure of compensation cost.  For awards that vest at the end of the vesting period, compensation cost is recognized on a straight-line basis; for awards that vest on a graded basis, compensation cost is recognized on a pro-rated basis over the vesting period.  The Company accounts for the fair value of the granted options on the statement of earnings and retained earnings and is included in the determination of income.

(h)	Use of estimates:

The preparation of financial statements requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the year.  These estimates include provisions for bad debts, average length of merchant relationship, useful life of properties and equipment, assumptions used in determination of stock-based compensation, and recoverability of investment tax credits.  Actual results could differ from those estimates.

2.	Property and equipment:

			2006	2005
	Cost	Accumulated amortization	Net book value	Net book value

Office equipment	$29,450	$10,642	$18,808	$4,829
Computer hardware	149,926	105,961	43,965	37,953
Computer software	267,277	251,318	15,959	3,452
Leasehold improvements	-	-	-	546
	$446,653	$367,921	$78,732	$46,780

3.	Restricted cash:

Restricted cash represents funds held by First Data Loan Company as security for the Company's merchant accounts.  The funds held by First Data Loan Company bear no interest and have no specific terms of repayment.

4.	Funds due to merchants:

Funds due to merchants represents funds collected from customers by the Company through its internet payment software.  These funds are paid to the various merchants bi-monthly less a reserve which is held on each transaction payable to the merchants at a subsequent date.

BEANSTREAM INTERNET COMMERCE INC.

Notes to Financial Statements

Year ended December 31, 2006

5.	Share capital:

	2006	2005
Authorized:
97,780,000 Common shares without par value
Issued:
10,266,490 Common shares (2005 - 7,516,490)	$1,797,860	$1,137,953

During 2006, 1,527,778 special warrants originally issued at $0.45 per warrant were converted to 2,750,000.  As a result, $659,907 in other paid in capital has been reclassified to share capital.

During 2005, the following share capital transactions occurred:

(i)
400,000 common shares were issued upon the conversion of 222,222 special warrants for no additional cash consideration. Accordingly, $100,000 was reclassified from other paid in capital to share capital.

(ii)	the Company received payment of $70,964 for outstanding share subscriptions receivable related to exercises of warrants in 2004.

(iii)	35,000 common shares were issued to a director for nil consideration. The estimated fair value of these shares is $26,250 and has been recorded as stock-based compensation.

6.	Other paid in capital:

Other paid in capital includes amounts received on the issuance of warrants amounts and amounts recorded for stock-based compensation.  The components of other paid in capital are as follows:

	2006	2005

Warrants	$-	$659,907
Stock-based compensation	175,900	26,250
	$175,900	$686,157

7.	Stock options:

Options to purchase common shares of the Company may be granted by the Board of Directors to directors, officers and employees of the Company as an incentive for the ongoing services provided for the benefit of the Company and its shareholders.  During December 31, 2006, a total of 1,200,000 options had been authorized and the vesting period ranges between three and five years.  The options expire five years from the date granted.

BEANSTREAM INTERNET COMMERCE INC.

Notes to Financial Statements

Year ended December 31, 2006

7.	Stock options (continued):

On January 1, 2006, 1,050,000 stock options were granted to directors with an exercise price of $0.05 per option.  On September 1, 2006, 90,000 stock options were granted to employees with an exercise price of $0.75 per option.  A summary of the status of the options outstanding as at December 31, 2006 and 2005 and changes during the years ending on those dates is presented below:

	Number of options	Weighted average exercise price

Balance, December 31, 2004	800,000	$0.40
Expired	(768,000)	0.40
Balance, December 31, 2005	32,000	0.40
Expired	(32,000)	0.40
Granted	1,140,000	0.11
Balance, December 31, 2006	1,140,000	$0.11

At December 31, 2006, there were no vested options.

During the year ended December 31, 2006, under the fair value based method, $149,650 (2005 - nil) in compensation expense was recorded in the statement of earnings and retained earnings for options granted to directors and employees.  The compensation costs reflected in the statement of earnings and retained earnings were calculated using the Black-Scholes option pricing model using the following weighted average assumptions:

Risk-free interest rate - 3.92%
Expected dividend yield - nil
Stock price volatility - nil
Expected life of options - five years

The weighted average fair value of options granted during the year ended December 31, 2006 was $0.52.

8.	Warrants:

During 2000, the Company issued 1,750,000 special warrants at $0.45 per warrant for total proceeds of $759,907, net of issuance costs of $27,593.  The holder of each special warrant is entitled to exchange their warrant for 1.8 common shares, without payment of any additional consideration.  These special warrants were originally to expire three years after grant and were subsequently extended to an expiry date of March 2006.  If any special warrants have not been exercised during the exercise period, such special warrants will be deemed to have been exercised immediately prior to the time of expiry without any further action.  During 2005, 222,222 special warrants were exchanged for 400,000 common shares.  During 2006, the remaining 1,527,778 special warrants were exchanged for 2,750,000 common shares.

BEANSTREAM INTERNET COMMERCE INC.

Notes to Financial Statements

Year ended December 31, 2006

9.	Financial instruments:

(a)	Fair value of financial assets and financial liabilities:

The carrying values of cash and cash equivalents, short-term investments, trade receivables, accounts payable and accrued liabilities, and funds due to merchants approximate their fair values due to the relatively short periods to maturity of these items or because they are receivable or payable on demand.

The fair value of restricted cash is not practical to determine due to the uncertainty as to timing of settlement.

(b)	Credit risk exposure:

Financial instruments that potentially subject the Company to significant concentrations of credit risk consist primarily of cash equivalents, short-term investments and trade receivables. To reduce credit risk, cash equivalents are only held at major financial institutions and management performs ongoing credit evaluations of its customers' financial condition. The Company maintains reserves for potential credit losses.

10.	Investment tax credits:

The Company has recorded investment tax credits earned on eligible scientific research and experimental development costs as a reduction in salaries and benefits expense.

	2006	2005

Salaries and benefits	$919,066	$827,113
Investment tax credits	(34,223)	(121,792)
	$884,843	$705,321

11.	Commitments:

The Company leases office and equipment space under operating lease agreements.  Minimum annual rental payments to the end of the lease terms are as follows:

2007	$70,426
2008	66,165
2009	49,624
$186,215

BEANSTREAM INTERNET COMMERCE INC.

Notes to Financial Statements

Year ended December 31, 2006

12.	Subsequent Event:

On June 30, 2007, 100% of the issued and outstanding common shares of the Company were acquired by LML Payment Systems Inc. for total consideration of approximately $19.5 million. The consideration paid by LML Payment Systems consisted of $7.6 million in cash, $5 million in two-year promissory notes and $6.9 million of LML Payment Systems Inc.’s common stock.  Contingent consideration of $2 million in LML Payment Systems Inc.’s common stock is payable to the vendors if certain revenue milestones are reached by the first anniversary of the closing.

13.	Reconciliation to United States generally accepted accounting principles:

The financial statements have been prepared in accordance with generally accepted accounting principles in Canada (“Canadian GAAP”) which differ in certain respects from those measurement principles and practices that the Company would have followed had its financial statements been prepared in accordance with generally accepted accounting principles in the United States of America (“U.S. GAAP”). The material measurement differences to the financial statements are as follows:

(a)	Stock-based compensation:

(i)
Under Canadian GAAP, prior to January 1, 2003, the Company did not recognize any compensation for options granted to employees or directors. Subsequent to January 1, 2003, the Company applied the fair value method described in note 1(g) to employee stock option grants.

Under U.S. GAAP, the Company had elected under Statement of Financial Accounting Standard (“FAS”) No. 123, “Accounting for Stock Based Compensation”, to continue to apply the provisions of Accounting Principles Board (“APB”) No. 25 and its related interpretations to its accounting for stock options granted to employees prior to January 1, 2006. Under APB 25, compensation is measured using the intrinsic value method. Under the intrinsic value method, employee stock option compensation is determined as the excess, if any, of the quoted market value of the stock at the date of the grant over the amount an optionee must pay to acquire the stock. The excess is recognized by a charge to operations over the vesting period.  The application of this difference under U.S. GAAP does not result in a material difference to the stock based compensation balances recorded under Canadian GAAP.

(ii)
Under U.S. GAAP, on January 1, 2006 the Company adopted FAS 123R (share-based payment).  Under U.S. GAAP, the Company is required to determine volatility using the historical volatility of an appropriate industry sector index.  Under Canadian GAAP, the Company applied the minimum value method, which assumes zero volatility in the calculation of the fair value of stock based compensation, for grants in 2006.  The application of this difference under U.S. GAAP does not result in a material difference to the stock based compensation balances recorded.